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                                                                    Exhibit 99.1


[SELECTICA LOGO]

FOR IMMEDIATE RELEASE

Public Relations:
Laurie Spoon                                  Shannon Nelson
Vice President, Corporate Communications      Senior Specialist, Media Relations
and Investor Relations                        Selectica, Inc.
Selectica, Inc.                               (408) 545-2524
(408) 545-2492                                snelson@selectica.com
lspoon@selectica.com

                            SELECTICA, INC. DECLARES

            DIVIDEND DISTRIBUTION OF PREFERRED STOCK PURCHASE RIGHTS

SAN JOSE, CA, February 5, 2003 - Selectica, Inc. (Nasdaq: SLTC) On February 4, 2003, the Board of Directors of Selectica, Inc. Company (the "Company") declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of its Common Stock. Each Right will initially entitle stockholders to buy one one-thousandth of a share of newly created Series A Junior Participating Preferred Stock of the Company, at an initial exercise price of $18.00, in the event the Rights become exercisable. In general, the Rights will become exercisable if a person or group becomes the beneficial owner of 15% or more of the outstanding Common Stock of the Company or announces a tender offer for 15% or more of the outstanding Common Stock. The Board of Directors will in general be entitled to redeem the Rights at $.0001 per Right at any time before either of these events occur.

The Rights are not being distributed in response to any specific effort to acquire the Company. The Rights are designed to assure that all stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company, to guard against two-tier or partial tender offers, open market accumulations and other tactics designed to gain control of the Company without paying all stockholders a fair price, and to enhance the Board's ability to negotiate with a prospective acquiror.

In the event that the Rights become exercisable, each Right will entitle its holder to purchase, at the Right's exercise price, a number of shares of Common Stock or equivalent securities having a market value at that time of twice the Right's exercise price. Rights held by the triggering person will become void and will not be exercisable to purchase shares at the reduced purchase price.

The dividend distribution will be payable on February 28, 2003 to stockholders of record as of the close of business on February 18, 2003. The Rights will expire in ten years. The Rights distribution is not taxable to stockholders.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995
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The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include but are not limited to future amendments to or redemption of the Rights and the Company's ability to ensure that shareholders receive fair and equitable treatment in the event of a proposed takeover, tender offer or similar tactic. These factors should not be considered inclusive of all risk factors. In evaluating this information, you should specifically review and consider the risks outlined in our annual report on Form 10K for the period ended March 31, 2003 on file with the Securities and Exchange Commission.

ABOUT SELECTICA, INC.

Selectica, Inc. (NASDAQ: SLTC) enables enterprises to reduce costs and maximize revenue from complex product and services offerings. Selectica solutions unify customers' business processes to correctly configure, price, and quote offerings across multiple distribution channels. As a result, Selectica helps improve profitability by reducing process costs, optimizing pricing, eliminating rework and concessions, and avoiding high-risk business.

Selectica's customers include manufacturing and service leaders in almost every industry segment. Selectica's customers include ABB, Aetna, Blue Cross Blue Shield of Michigan, BMW of North America, British Telecom, Cisco, Dell, General Electric, Fireman's Fund, Hewlett-Packard, Hitachi, Mitel, Rockwell Automation and Tellabs. Selectica is headquartered in San Jose, CA. The company's Web site is www.selectica.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica's expectations, beliefs, hopes, intentions or strategies regarding the future and customer expectations regarding performance improvements or increases in sales attributable to Selectica's products. All forward-looking statements included in this document are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the factors and risks discussed in Selectica's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 and in other reports filed by Selectica with the Securities and Exchange Commission.

Selectica is a trademark of Selectica, Inc. All other product and company names may be trademarks of the companies with which they are associated.


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